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                                  EXHIBIT 11.1
                           W-H ENERGY SERVICES, INC.

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

     The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Consolidated Statements of Operations and Comprehensive Income.

                                                                              AVERAGE                     INCOME
                                              DAYS                            SHARES        INCOME      (LOSS) PER
                                SHARES     OUTSTANDING   SHARES X DAYS      OUTSTANDING     (LOSS)        SHARE
                              ----------   -----------   -------------      -----------   -----------   ----------
BASIC:
Three months ended September
  30, 1999..................  12,049,436        92       1,108,548,112/92   12,049,436     (4,824,000)    (0.40)
Three months ended September
  30, 2000..................  12,059,336        92       1,109,458,912/92   12,059,336      3,312,000      0.27
Nine months ended September
  30, 1999..................   9,075,000        87         789,525,000
                              12,049,436       185       2,229,145,660
                                               272       3,018,670,660/272  11,098,054    (13,983,000)    (1.26)
Nine months ended September
  30, 2000..................  12,049,436        31         373,532,516
                              12,059,336       242       2,918,359,312
                                               273       3,291,891,828/273  12,058,212      1,882,000      0.16
DILUTED:
Three months ended September
  30, 2000..................  15,773,182        92       1,451,132,744/92   15,773,182      3,312,000      0.21
Nine months ended September
  30, 2000..................  15,763,282        31         488,661,742
                              15,773,182       242       3,817,110,044
                                               273       4,305,771,786/273  15,772,058      1,882,000      0.12
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